EXHIBIT 99.1

Cosmos Holdings Announces Name Change to Cosmos Health, Reflecting Company’s

Evolution into an Innovative Global Healthcare Group, Driven by One Purpose:

Improving People’s Lives

CHICAGO, July 29, 2022 -- Cosmos Holdings, Inc. (“the Company”) (Nasdaq: COSM) announced today that it is changing the name of the Company to Cosmos Health to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives. The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.

“The Cosmos Health brand marks a new chapter in the Company’s evolution and better reflects our commitment towards a leading, highly scalable and innovative global healthcare group based on our R&D partnerships, fully licensed production facilities and fast deployment to distribution channels. This is in alignment with the Company’s recent announcements about R&D partnerships (CloudPharm) and a proposed acquisition (Cana Laboratories) of a fully licensed Good Manufacturing Practices (GMP) medical manufacturing facility with an outstanding scientific personnel, represents with the utmost accuracy the plan that is being implemented towards the goal of becoming a leading global healthcare group,” stated Greg Siokas, Chief Executive Officer of Cosmos Health.

“Our ecosystem enables cutting-edge technology and top-tier R&D departments to produce innovative and unique formulations for new pharmaceuticals and nutraceuticals, primarily focusing on major health disorders and prevalent diseases. Our organization’s principles are the beacon to continue to build, progress and enhance this ecosystem under the Cosmos Health banner,” concluded Greg Siokas.

The Company is qualified to do business under the name Cosmos Health and will formally amend its Articles of Incorporation following this fall’s annual shareholders meeting.

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq: COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: COSM@crescendo-ir.com

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